Exhibit 10.2

SECOND AMENDMENT TO THE

LOAN ARRANGEMENT AND REIMBURSEMENT AGREEMENT

SECOND AMENDMENT, dated as of June 20, 2012 (this “Amendment”), to the Loan Arrangement and Reimbursement Agreement, dated as of January 20, 2010 (as amended by the First Amendment dated as of June 15, 2011, the Limited Waiver dated as of February 22, 2012, and as further amended hereby and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Arrangement Agreement”), between Tesla Motors, Inc. (the “Borrower”) and the United States Department of Energy (“DOE”). Unless otherwise defined herein, terms defined in the Arrangement Agreement and used herein shall have the meanings given to them in the Arrangement Agreement.

WHEREAS, the Borrower has requested that DOE agree to make certain amendments to the Arrangement Agreement, and DOE is willing to agree to such amendments on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendments to the Arrangement Agreement. The Arrangement Agreement is hereby amended, effective as of the Amendment Effective Date (as defined below), as follows:

(a) Section 7.6 (Additional Subsidiaries and Collateral; Further Assurances). Section 7.6(b)(iii) is hereby amended by deleting it in its entirety and replacing it with the following:

“(iii) upon DOE’s request, deliver to DOE and the Collateral Trustee legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to DOE and the Collateral Trustee.”

(b) Section 8.1 (Financial Statements). Section 8.1(d) is hereby amended by:

(i) deleting the word “and” at the end of clause (iv);

(ii) replacing the period at the end of clause (v) with “; and”; and

(iii) adding a new clause (vi) as follows:

“(vi) in the case of the Compliance Certificates delivered concurrently with the monthly, quarterly and annual Financial Statements pursuant to Sections 8.1(a), (b) or (c), set forth computations in reasonable detail satisfactory to DOE indicating (A) the aggregate principal amount of Customer Loans originated by the Borrower or any of its Subsidiaries during the period included within such Financial Statements, and identifying the Permitted Receivables Financing Program pursuant to which such Customer Loans will be sold, (B) the aggregate principal amount of Customer Loans sold by the Borrower and its Subsidiaries during such period and the total consideration received therefor, and identifying the Permitted Receivables Financing Program pursuant to which such sales occurred, (C) the aggregate “dealer participation”, commission or other payment received by the Borrower and any of its Subsidiaries from Qualified Receivables Purchasers in connection with each such sale during such period, (D) the aggregate principal amount of all Customer Loans required or elected to be repurchased by the Borrower and any of its Subsidiaries during such period and the total consideration paid therefor, (E) the current Customer Loan Limit and Customer Loan Balance as of the close of business on the Business Day immediately prior to the date of such Compliance Certificate and (F) any other information with respect to Customer Loans as DOE may reasonably request. Notwithstanding anything to the contrary in this Section 8.1(d)(vi), Borrower’s monthly reporting obligations pursuant to this Section 8.1(d)(vi) shall only apply for monthly periods through December 31, 2012, unless otherwise requested by DOE.”

(c) Section 9.2 (Indebtedness). Section 9.2(i) is hereby amended by deleting it in its entirety and replacing it with the following:

“(i) Indebtedness in respect of letters of credit supporting obligations in the ordinary course of business (not consisting of Indebtedness, other than Capital Lease Obligations and purchase money Indebtedness permitted under Section 9.2(c)) in an aggregate amount (for the Borrower and all Subsidiaries) at any one time outstanding which, together with the aggregate outstanding letters of credit set forth on the schedule referred to in clause (b) above, shall not exceed $10,000,000; and”

(d) Section 9.4 (Investments). Section 9.4 is hereby amended by:

(i) deleting the word “and” at the end of clause (m);

(ii) replacing the period at the end of clause (n) with “; and”; and

(iii) adding a new clause (o) as follows:

“(o) loans to customers of the Borrower or its Subsidiaries made in the ordinary course of business to finance the sale of motor vehicles manufactured by the Borrower (each such loan, a “Customer Loan”); provided that:

(i) prior to making each Customer Loan, a Qualified Receivables Purchaser has provided written approval or pre-approval for such Qualified Receivables Purchaser’s purchase of such Customer Loan pursuant to a Permitted Receivables Financing Program;

(ii) each Customer Loan is evidenced by a promissory note and other documentation customary in the financing of secured consumer auto loans the form and substance of which have been approved by the Qualified Receivables Purchaser in connection with clause (i) above (collectively, the “Customer Loan Documents”), and such Customer Loan meets all other requirements of the applicable Permitted Receivables Financing Program;

(iii) the jurisdiction in which the sale financed by such Customer Loan occurs is one of the jurisdictions set forth in the Receivables Financing Program Certificate delivered to DOE for the applicable Permitted Receivables Financing Program pursuant to which such Customer Loan will be sold;

(iv) the customer has customary insurance over the vehicle financed by such Customer Loan;

(v) within five (5) Business Days after the closing of such Customer Loan, (x) the Borrower or such Subsidiary has taken all actions required by the Qualified Receivables Purchaser in connection with clause (i) above to perfect such Qualified Receivables Purchaser’s security interest in the financed vehicle and related collateral for such Customer Loan, and (y) if such Customer Loan is made by an Obligor, the Collateral Trustee has a perfected security interest in all rights of the Borrower or such Subsidiary relating to such Customer Loan, all related Customer Loan Receivables and the sale thereof to such Qualified Receivables Purchaser;

(vi) the representations and warranties of the customers contained in Customer Loan Documents are consistent with, and reasonably support, the representations and warranties of the Borrower or its Subsidiaries required by the related Permitted Receivables Financing Program;

(vii) the origination and documentation of each Customer Loan complies with all laws relating to the extension of consumer credit and all other applicable laws; and

(viii) no Customer Loan shall be permitted to be made at any time if, after giving effect thereto, the Customer Loan Balance would exceed the Customer Loan Limit at such time.”

(e) Section 9.5 (Mergers, Dissolution or Acquisitions or Dispositions of Assets). Section 9.5 is hereby amended by:

(i) deleting the word “and” at the end of clause (p);

(ii) replacing the period at the end of clause (q) with “; and”; and

(iii) adding a new clause (r) as follows:

“(r) the sale of Customer Loan Receivables pursuant to Permitted Receivables Financing Programs (“Permitted Receivables Sales”).”

(f) Annex A (Definitions). Annex A (Definitions) to the Arrangement Agreement is hereby amended by adding the following new defined terms in proper alphabetical order:

“Customer Loan” has the meaning given to such term in Section 9.4(o).

“Customer Loan Balance” means, as of any time, the sum of (A) the aggregate outstanding principal amount of all Customer Loans held by the Borrower and its Subsidiaries at such time (after giving effect to any originations, sales and repurchases of Customer Loans completed prior to such time in accordance with the terms of the applicable Permitted Receivables Financing Program, it being agreed that this clause (A) shall continue to include the outstanding principal amount of any Customer Loan sold pursuant to a Permitted Receivables Financing Program until the Borrower or its applicable Subsidiary has received payment in full for such Customer Loan from the related Qualified Receivables Purchaser) and (B) the aggregate outstanding principal amount of all Customer Loans with respect to which the Borrower or any of its Subsidiaries has (i) received any notice that would trigger a repurchase obligation or (ii) given notice of the exercise of any right of first refusal or other repurchase right, in each case pursuant to any Permitted Receivables Financing Program.

“Customer Loan Documents” has the meaning given to such term in Section 9.4(o)(ii).

“Customer Loan Limit” means, as of any time, the greater of (i) $15,000,000 or (ii) an amount equal to the aggregate principal amount of Customer Loans originated by the Borrower and its Subsidiaries during the previous five (5) Business Days.

“Customer Loan Receivables” means, with respect to any Customer Loan, (a) such Customer Loan itself; (b) the related Customer Loan Documents; (c) all accounts receivable and other obligations in respect of such Customer Loan and Customer Loan Documents; (d) all security interests in the financed vehicle and other property of the related customer from time to time purporting to secure the repayment of such obligations, whether pursuant to the contract related to such obligations or otherwise, together with all financing statements or title documents describing the collateral securing such obligations; (e) all rights to payment of any interest or finance charges under the related Customer Loan Documents and other obligations related thereto; (f) all supporting obligations relating to the foregoing, including but not limited to, all customer guaranties, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such obligations whether pursuant to the contract related to such obligations or otherwise; and (g) all collections and proceeds with respect to the foregoing.

“Permitted Receivables Financing Documents” means any dealer agreements or other similar agreements with a Qualified Receivables Purchaser (and other documents, instruments and agreements executed in connection therewith) evidencing, relating to or otherwise governing a Permitted Receivables Financing Program and any sales thereunder in each case in a manner consistent with the terms contained in the definition of Permitted Receivables Financing Program.

“Permitted Receivables Financing Program” means an arrangement with one or more Qualified Receivables Purchasers pursuant to which the Borrower or any of its Subsidiaries sells to such Qualified Receivables Purchasers, from time to time in the ordinary course of business, any one or more Customer Loans and the related Customer Loan Receivables in a customary “true sale” for bankruptcy purposes; provided that no such arrangement shall qualify as a Permitted Receivables Financing Program unless all of the following are true:

(i) all consideration paid by the applicable Qualified Receivables Purchaser in connection with each sale of Customer Loan Receivables shall be payable to the seller thereof solely in cash, which cash shall be received by the seller substantially concurrently with the closing of such sale;

(ii) all such sales shall be non-recourse to the Borrower and its Subsidiaries (except for Standard Receivables Sale Undertakings), including without limitation no direct or indirect guarantees of or other credit support for any customers’ obligations under the related Customer Loan Documents;

(iii) the Borrower and its Subsidiaries shall not pay any fees or incur any payment obligations (other than Standard Receivables Sale Undertakings) of any kind in connection with any Permitted Receivables Financing Program or any sales thereunder, except with respect to industry standard financing incentive programs the Borrower and its Subsidiaries may offer to its customers, solely to the extent that such payment obligations are recognized on the Financial Statements when incurred in accordance with GAAP;

(iv) the Borrower and its Subsidiaries shall not create or permit to exist any Lien upon any of the assets or property of the Borrower or any of its Subsidiaries in connection with any Permitted Receivables Financing Program or any sales thereunder;

(v) if any Permitted Receivables Financing Documents establish rights of set off in favor of any Qualified Receivables Purchaser, such set off rights shall be limited solely to the proceeds from Permitted Receivables Sales to the same Qualified Receivables Purchaser;

(vi) the Permitted Receivables Financing Documents shall not restrict the Borrower and/or its relevant Subsidiaries from (x) pledging such documentation and all rights of the Obligors thereunder to the Collateral Trustee as Collateral to secure the Secured Obligations and (y) disclosing such documentation to DOE and the Collateral Trustee;

(vii) each Permitted Receivables Financing Program and all sales thereunder comply with all applicable laws; and

(viii) with respect to each separate arrangement with a Qualified Receivables Purchaser that is intended to qualify as a Permitted Receivables Financing Program, at least three (3) Business Days prior to the first sale pursuant to such arrangement, the Borrower shall furnish to DOE (x) a certificate of a Responsible Officer of the Borrower (each such certificate, a “Receivables Financing Program Certificate”), which certificate shall (A) set forth the name of such Qualified Receivables Purchaser, (B) set forth the names of the jurisdictions in which the vehicle sales financed by the Customer Loans to be purchased under such arrangement will occur and (C) certify that all conditions in clauses (i) – (vii) in this definition of “Permitted Receivables Financing Program” with respect to such arrangement have been satisfied and (y), if requested by DOE, a favorable legal opinion of counsel to the Borrower and/or its relevant Subsidiaries, in form and substance, and from counsel, reasonably satisfactory to DOE covering such matters relating to such arrangement as DOE may reasonably request.

“Permitted Receivables Sales” has the meaning given to such term in Section 9.5(r).

“Qualified Receivables Purchaser” means any unaffiliated, third-party financial institution generally in the business of providing consumer loan financing in connection with the sale of motor vehicles in the applicable jurisdiction; provided that, as of the date the applicable Customer Loan is made, such financial institution (i) is organized under the laws of the United States, any state thereof, the District of Columbia or any member nation of the Organization for Economic Cooperation and Development or is the principal banking Subsidiary of a bank holding company organized under the Laws of the United States, any state thereof, the District of Columbia or any member nation of the Organization for Economic Cooperation and Development, (ii) has a long-term rating of BBB- (or the equivalent thereof) or better by S&P, Baa3 (or the equivalent thereof) or better by Moody’s, BBB- (or the equivalent thereof) or better by Fitch Ratings or (if different) the minimum investment grade rating of S&P, Moody’s or Fitch Ratings or any other nationally-recognized statistical rating agency and (iii) has combined capital and surplus of at least $100,000,000 (based on such financial institution’s most recent publicly-available financial statements or other information available to the Borrower).

“Receivables Financing Program Certificate” has the meaning given to such term in clause (viii) of the definition of “Permitted Receivables Financing Program.”

“Standard Receivables Sale Undertakings” means representations, warranties, covenants and indemnities of a type that are reasonably customary in consumer auto loan receivables financings by the applicable Qualified Receivables Purchaser in the applicable jurisdiction and that are not related to the collectability of the assets sold or the creditworthiness of the underlying obligors and excluding obligations that constitute credit recourse.”

(g) Annex A (Excluded Property). The definition of “Excluded Property” in Annex A of the Arrangement Agreement is hereby amended by:

(i) deleting clause (e) thereof in its entirety and replacing it with the following:

“(e) Equipment (and any accessions, additions, replacements and proceeds thereto or thereof) subject to a Lien permitted under Section 9.3(h) if and for so long as the grant of such security interest shall constitute or result in a breach or termination pursuant to the terms of, or a default under, the documents governing such Lien, provided, however, that the Collateral shall include and such security interest shall attach immediately at such time as the condition causing such breach, termination or default shall no longer be in effect.”

(ii) deleting the last sentence of the definition in its entirety and replacing it with the following:

“For the avoidance of doubt, it is understood that “Excluded Property” shall not include any proceeds of Excluded Property unless such proceeds constitute Excluded Property described in clause (a), (b) or (e) of this definition.”

(h) Updates to the Business Plan. The Business Plan is hereby deemed to be updated to include the making of Customer Loans and Permitted Receivables Sales pursuant to Sections 9.4(o) and 9.5(r), respectively, of the Arrangement Agreement.

SECTION 2. Amendments to the Forms Supplement. The Forms Supplement to the Arrangement Agreement is hereby amended, effective as of the Amendment Effective Date, as follows:

(a) Exhibit C to the Forms Supplement (Form of Compliance Certificate). Exhibit C is hereby amended by:

(i) deleting the word “[and]” at the end of paragraph numbered 4; and

(ii) deleting paragraph numbered [6][9] in its entirety and replacing it with the following new paragraphs numbered [6][9] and [7][10] as follows:

“[6][9]. Pursuant to Section 8.l(d)(vi) of the Arrangement Agreement, attached hereto as Exhibit 8.1 (d)(vi) are computations in reasonable detail satisfactory to DOE indicating (A) the aggregate principal amount of Customer Loans originated by the Borrower or any of its Subsidiaries during the period included in the attached Financial Statements, and identifying the Permitted Receivables Financing Program pursuant to which such Customer Loans will be sold, (B) the aggregate principal amount of Customer Loans sold by the Borrower and its Subsidiaries during such period and the total consideration received therefor, and identifying the Permitted Receivables Financing Program pursuant to which such sales occurred, (C) the aggregate “dealer participation”, commission or other payment received by the Borrower and any of its Subsidiaries from Qualified Receivables Purchasers in connection with each such sale during such period, (D) the aggregate principal amount of all Customer Loans required or elected to be repurchased by the Borrower and any of its Subsidiaries during such period and the total consideration paid therefor, [and] (E) the current Customer Loan Limit and Customer Loan Balance as of the close of business on the Business Day immediately prior to the date of this Compliance Certificate [and (F) any other information with respect to Customer Loans as DOE has requested]; and

[7][10]. Pursuant to Section 8.2(b) of the Arrangement Agreement, attached hereto as Exhibit 8.2(b) is the revised business plan, and such plan is based on good faith estimates and assumptions made by management of the Borrower and management of the Borrower believes that such business plan is reasonable and attainable.”

(b) Exhibit D to the Forms Supplement (Form of CAEATFA Conveyance/ Reconveyance Instrument). Exhibit D is hereby amended by

(i) adding “and/or Master Regulatory and Title Conveyance Agreement, dated January 11, 2012” before “(the “Conveyance Agreement”)”; and

(ii) deleting the number “320” in the second sentence of the first recital paragraph and replacing it with the number “612.”

SECTION 3. Amendment to the Information Certificate (Permits and Other Regulatory Matters. For purposes of Section 9.5(q) of the Arrangement Agreement, Section (b) of Schedule D-11 of the Information Certificate is hereby amended, effective as of the Amendment Effective Date, by:

(a) deleting the last sentence of the third paragraph under the heading “CAEATFA Arrangement” and subheading “Process” in its entirety and replacing it with:

“The Parties also agree that in no event shall the aggregate asset price of assets so conveyed and re-conveyed under such arrangements with CAETFA exceed $612 million.”; and

(b) adding a new paragraph under the heading “CAEATFA Arrangement” and subheading “Approval” as follows:

“• A subsequent transaction was approved by CAEATFA’s Board of Directors on December 13, 2011, following which a Master Regulatory and Title Conveyance Agreement was executed by the Applicant and CAEATFA’s Board of Directors on January 11, 2012.”

SECTION 4. Representations and Warranties. Each of the Obligors hereby represents and warrants to DOE that:

(a) As of the Amendment Effective Date, no Default or Event of Default has occurred and is continuing.

(b) Each of the representations and warranties made by any Obligor in or pursuant to the Transaction Documents (other than representations and warranties contained in Article 8 of the Note Purchase Agreement) is true and correct in all material respects on and as of the Amendment Effective Date as if made on and as of the Amendment Effective Date (except to the extent such representations and warranties relate to an earlier date, in which case, such representations and warranties were true and correct in all material respects as of such earlier date).

SECTION 5. Effectiveness of this Amendment. This Amendment shall become effective on the date (the “Amendment Effective Date”) when DOE (i) shall have received copies of all board, stockholder and other corporate approvals of the Obligors required for this Amendment, (ii) shall have received duly executed counterparts hereof that bear the signatures of Borrower and any other Obligor appearing on the signature page hereof (it being agreed that the receipt of duly executed counterparts delivered by facsimile or electronic transmission in Electronic Format shall be sufficient to satisfy the requirements of this clause (ii)), and (iii) shall have executed this Amendment.

SECTION 6. Effect of Amendment.

(a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of DOE under the Arrangement Agreement or any other Loan Document and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Arrangement Agreement or any other provision of the Arrangement Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower or any other Obligor to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Arrangement Agreement or any other Loan Document in similar or different circumstances.

(b) On and after the Amendment Effective Date, each reference in the Arrangement Agreement to “this Agreement”, “hereunder”, “hereof’, “herein”, or words of like import, and each reference to the “Arrangement Agreement” in any other Loan Document shall be deemed a reference to the Arrangement Agreement as amended hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Arrangement Agreement and the other Loan Documents.

SECTION 7. Consent and Reaffirmation. (a) Each Guarantor hereby consents to this Amendment and the transactions contemplated hereby, (b) the Borrower and each of the Guarantors agrees that, notwithstanding the effectiveness of this Amendment, the Guarantee, the Security Agreement and each of the other Loan Documents continue to be in full force and effect, (c) each Guarantor confirms its guarantee of the Guaranteed Obligations (as defined in the

Guarantee and which definition, for clarity, incorporates by reference all Note P Obligations and all Note S Obligations under the Arrangement Agreement as amended hereby), and the Borrower and each of the Guarantors confirms its grant of a security interest in its Collateral for the Secured Obligations, all as provided in the Loan Documents, and (d) the Borrower and each of the Guarantors acknowledges that such guarantee and/or grant continues in full force and effect in respect of, and to secure, the Secured Obligations.

SECTION 8. Governing Law. THIS AMENDMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, FEDERAL LAW AND NOT THE LAW OF ANY STATE OR LOCALITY. TO THE EXTENT THAT A COURT LOOKS TO THE LAWS OF ANY STATE TO DETERMINE OR DEFINE THE FEDERAL LAW, IT IS THE INTENTION OF THE PARTIES HERETO THAT SUCH COURT SHALL LOOK ONLY TO THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE RULES OF CONFLICTS OF LAWS. THE PARTIES HERETO EACH HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION RELATED HERETO OR THERETO TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW.

SECTION 9. Counterparts. This Amendment may be executed in counterparts of the parties hereof, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument. The parties may deliver such counterparts by facsimile or in Electronic Format. Each party hereto agrees to deliver a manually executed original promptly following such facsimile or electronic transmission.

SECTION 10. Headings. Paragraph headings have been inserted in this Amendment as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Amendment and shall not be used in the interpretation of any provision of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above mentioned.

UNITED STATES DEPARTMENT OF ENERGY

By:	/s/ Robert Marcum
for Name: Frances Nwachuku
Title: Director, Portfolio Management Division

[Signature Page to Second Amendment to Loan Arrangement and Reimbursement Agreement]

TESLA MOTORS, INC.

By:	/s/ Deepak Ahuja
Name: Deepak Ahuja
Title: Chief Financial Officer

TESLA MOTORS NEW YORK LLC

By: Tesla Motors, Inc., its sole member

By:	/s/ Deepak Ahuja
Name: Deepak Ahuja
Title: Chief Financial Officer

TESLA MOTORS LEASING, INC.

By:	/s/ Deepak Ahuja
Name: Deepak Ahuja
Title: Chief Financial Officer

TESLA MOTORS MA, INC.

By:	/s/ Deepak Ahuja
Name: Deepak Ahuja
Title: President

TESLA MOTORS PA, INC.

By:	/s/ Deepak Ahuja
Name: Deepak Ahuja
Title: President

NORTHERN NEVADA RESEARCH CO., LLC

By:	/s/ Deepak Ahuja
Name: Deepak Ahuja
Title: Chief Financial Officer

[Signature Page to Second Amendment to Loan Arrangement and Reimbursement Agreement]